EXHIBIT 99.2

Summary Statistics as of September 1, 2005 Cut-Off Date

		Range (if applicable)

Number of Loans	7,972
Principal Balance	$1,484,551,799
Average Principal Balance	$186,221	$12,497 - $1,300,000

Loans with Prepayment Charges	69.49%
Fully Amortizing Loans	73.48%
1st Lien	91.03%
2nd Lien	8.97%

Wtd. Avg. Remaining Term to Maturity	339 Months	115 - 359
Wtd. Avg. Original Term to Maturity	343 Months	120 - 360

Wtd. Avg. Mortgage Rates	7.191%	4.250%- 13.599%

Collateral Type
2/28 40/30 BALLOON	17.48%
2/28 ARM	33.21%
2/28 ARM (IO)	22.83%
3/27 40/30 BALLOON	0.48%
3/27 ARM	1.92%
3/27 ARM (IO)	1.14%
5/25 40/30 BALLOON	0.77%
5/25 ARM	1.13%
5/25 ARM (IO)	2.39%
ARM (6 month)	0.14%
ARM (IO) (6 month)	0.03%
ARM 40/30 BALLOON	0.02%
FIXED	8.55%
FIXED (IO)	0.14%
FIXED 30/15 BALLOON	8.77%
FIXED 40/30 BALLOON	1.02%

Wtd. Avg. Maximum Mortgage Rate (ARM Loans)	13.394%	10.250% - 20.599%
Wtd. Avg. Minimum Mortgage Rate (ARM Loans)	6.857%	2.000% - 13.599%
Wtd. Avg. Margin	6.219%	1.000% - 12.099%
Wtd. Avg. Next Adjustment Date	August 2007

Wtd. Avg. Loan-to-Value	75.06%	7.14% - 100.00%
Wtd. Avg. FICO	644

Geographic Distribution (Top 5 States)
California	46.12%
Florida	6.04%
New York	5.83%
Maryland	4.75%
Virginia	3.70%

Property Type
1 Family	71.19%
Pud	13.22%
Condo	8.39%
2-4 Family	7.17%
Townhouse	0.04%

Occupancy Status
Owner Occupied	93.69%
Non-Owner Occupied	4.03%
Second Home	2.28%

Loan Purpose
Cashout	42.25%
Construction	0.06%
Purchase	54.59%
Refinance	3.10%

Documentation Type
Full-Full-Verified	37.13%
Full-Limited-Verified	3.19%
Limited-Full-Verified	2.12%
Limited-Limited-Verified	0.93%
None-Full-None	0.05%
None-Full-Verified	23.28%
None-None-None	0.26%
None-None-Verified	0.01%
None-Stated-Verified	0.12%
Reduced-Full-Verified	10.73%
Stated-Full-Verified	13.53%
Stated-Limited-Verified	3.19%

Stated-None-Verified	5.35%
Stated-Stated-Verified	0.12%

Performance Data	CMLTI 2005-HE3

Distribution Date	30 Day Delq Bal	30 Day Delq Bal %	30 Day Delq Accts	60 Day Delq Bal	60 Day Delq Bal %	60 Day Delq Accts	90+ Day Delq Bal	90+ Day Delq Bal %	90+ Day Delq Accts	Bankruptcy Balance	Bankruptcy Percent	Bankruptcy Accounts	Foreclosure Balance	Foreclosure Percent	Foreclosure Accounts	REO Balance	REO Percent	REO Accounts	SMM (Actual)(1)	CPR (Actual)(2)	WA Loss Severity	Cumulative Losses	Cumulative Losses (%)	Ending Loan Count	Ending Pool Balance
Dec 2005	34,116,296.14	2.43%	210	12,427,916.19	0.88%	85	15,525,896.61	1.10%	94	2,517,936.62	0.18%	16	9,364,299.61	0.67%	42	0.00	0.00%	0	2.18%	23.25%	N/A	0.00	0.00%	7,608	1,405,144,445.71
Nov 2005	7,973,714.90	1.66%	55	5,901,367.87	1.23%	33	1,297,519.08	0.27%	12	176,381.52	0.04%	2	0.00	0.00%	0	0.00	0.00%	0	1.80%	19.54%	N/A	0.00	0.00%	7,755	1,437,209,366.03
Oct 2005	7,340,136.85	1.51%	42	1,798,256.35	0.37%	15	107,756.58	0.02%	1	208,103.41	0.04%	2	0.00	0.00%	0	0.00	0.00%	0	1.32%	14.73%	N/A	0.00	0.00%	7,873	1,464,227,126.60

(1) SMM (Single Month Mortality) = Unscheduled Principal / (Beginning Balance - Scheduled Principal)
(2) CPR (Constant Prepayment Rate) = 1 - ((1-SMM)^12)